EXHIBIT 3.1

CERTIFICATE OF DESIGNATION

OF

SERIES D PREFERRED STOCK

OF

VAPE HOLDINGS, INC.

Pursuant to Section 151(g) of the

General Corporation Law of the State of Delaware

The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the “Board”) of Vape Holdings, Inc., a Delaware corporation (the “Corporation”), by unanimous written consent of all directors of the Corporation pursuant to § 141 of the General Corporation Law of the State of Delaware.

RESOLVED, that pursuant to the authority conferred on the Board by the Corporation’s Certificate of Incorporation, the issuance of a series of preferred stock, par value $0.00001 per share, of the Corporation shall consist of one share (1) of preferred stock be, and the same hereby is, authorized; the Chairman of the Board of Directors and Chief Executive Officer of the Corporation be, and he hereby is, authorized and directed to execute and file with the Secretary of State of the State of Delaware the Certificate of Designations and Preferences of Preferred Stock fixing the designations, powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Corporation’s preferred stock), as follows:

1.	Number of Shares; Designation. A total 1 shares of preferred stock, par value $0.00001 per share, of the Corporation are hereby designated as Series D Preferred Stock (the “Series D Preferred Shares”). There shall be no additional Series D Preferred Shares authorized or issued.

2.	Rights. Except as otherwise expressly required by law, holder of the Series D Preferred Share shall not have any dividend rights, liquidation rights, redemption rights and conversion rights, and shall rank pari passu with the rights of the Common Stock

3.	Voting Rights. Except as otherwise expressly required by law, the holders of Series D Preferred Stock shall be entitled, collectively, to that certain number of total votes equal to 51% of the shares of Corporation’s voting stock issued and outstanding on all matters brought before the shareholders of the Company, regardless of the actual number of shares of Series D Preferred Stock then outstanding. The holder of Series D Preferred Stock shall only vote in favor of those certain corporation actions which are necessary to the Corporation’s future, including but not limited to an increase in authorized common stock and reverse split.

4.	Cancellation. The Series D Preferred Share shall be automatically cancelled on June 15, 2020 without further action and shall be returned to treasury.

5.	Holder/Assignment. The Series D Preferred Stock shall only be held by the then acting Chief Executive Officer of the Corporation and shall be transferred upon the resignation and appointment of this position.

6.	Securities Not Registered Under the Securities Act of 1933. The Series D Preferred Share has not been registered under the Securities Act of 1933, as amended, or the laws of any state of the United States and may not be transferred without such registration or an exemption from registration. The Series D Preferred Share and each stock certificate issued upon the transfer of any such share of Series D Preferred Share shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXECPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE “BLUE SKY” OR SIMILAR SECURITIES LAW.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by its undersigned Chairman and Chief Executive Officer as of August 23, 2019.

By:
	Name:	Benjamin Beaulieu
	Title:	Chairman, Chief Executive Officer